Exhibit 10.7

                               OMNICOM GROUP INC.

                  EXECUTIVE SALARY CONTINUATION PLAN AGREEMENT

      Agreement made the 2nd day of February, 1999 by and between Omnicom Group Inc., a New York corporation, its place of business at 437 Madison Avenue, New York, New York 10022, and Kenneth R. Kaess ("Participant"), an employee of DDB Needham Worldwide Inc. a subsidiary of Omnicom Group Inc.

I.    Purpose of the Plan.

The purpose of the 1988 Executive Salary Continuation Plan (the "Plan") is to further the growth of Omnicom Group Inc. by offering a benefit to encourage experienced executives to enter the employ of Omnicom Group Inc. or one of its Subsidiary companies, and to encourage key executives to remain in the employ of Omnicom or a Subsidiary company.

II.   Definitions.

The following terms shall have the meaning set forth below:

      1. "Company" means Omnicom Group Inc.

      2. "Subsidiary" means any company in which the Company holds, directly or indirectly, fifty percent (50%) or more of its outstanding voting stock.

      3. "Affiliate" means any company in which the Company holds, directly or indirectly, not less than twenty percent (20%) but not more than forty nine percent (49%) of its outstanding voting stock.

      4. "Employer" means the Company or a Subsidiary.

      5. "Employer Group" means the Company and all Subsidiaries.

      6. "Committee" means the Compensation Committee of the Board of Directors of the Company, or if there should be no Compensation Committee means a committee of not less than three members of the Board of Directors of the Company none of whom shall, while serving as a member of the committee, be eligible to participate in the Plan.

      7. "Participant" means an employee of the Employer recommended by the Chief Executive Officer of the Company and approved by the Committee as a participant in the Plan.

      8. "Beneficiary" means any person, persons, entity or entities designated in writing by the Participant to the Company to receive payment, if any, to be made hereunder following the death of the Participant, and in the absence of such designation, means (i) the Participant's surviving spouse, while living, and (ii) if there be no surviving spouse or upon the death of the surviving spouse, then to the estate of the Participant.

      9. "Participation" means the highest percentage of the annual net profits of the Company specified by the Company and communicated to the Participant in writing by the President, Chief Financial Officer or the Secretary of the Company.

      10.(a) "Net profits of the Company" means the consolidated net profits of the Company for a calendar year determined in accordance with its then current accounting procedures and practices before deducting any United States income tax applicable to its taxable income for such year. In determining net profits of the Company, the following shall apply:

            (i) dividends from Subsidiaries and Affiliates shall be excluded from income;

            (ii)  the   Company's   interest  in  the  net  profit  or  loss  of
      Subsidiaries and Affiliates before deducting any United States or foreign national income tax shall be included in income;

            (iii) any liability to make payments or payments made under this document or under like documents with others shall not be deducted as an expense;

            (iv) the premiums for and the proceeds of life insurance policies payable to the Company and/or a Subsidiary shall not be deducted as an expense or included in income, as the case may be;

            (v) the aggregate amount, if any, by which employee compensation (salary, bonus, service awards, stock awards and the like, but excluding contributions to pension and/or deferred profit sharing plans) paid or accrued in respect of a calendar year by the Company and its Subsidiaries exceeds fifty-two (52%) percent of such year's consolidated gross income of the Company (income from all sources except for dividends from Subsidiaries and Affiliates, and before adjustments, if any, resulting from efficiency incentive compensation arrangements with clients) shall not be deducted as an expense; and

            (vi) in respect of each calendar year commencing with calendar year 1989, the aggregate amount, if any, by which interest and other charges for the borrowing of funds paid or accrued in respect of a calendar year by the Company and its Subsidiaries ("Debt Service") exceeds the Allowable Debt Service for the subject year shall not be deducted as an expense; for purposes hereof "Allowable

      Debt Service" means (A) for calendar year 1988 the actual Debt Service for such year, (B) for calendar year 1989, the Allowable Debt Service for calendar year 1988 increased by 20% or increased by the percentage increase, if any, in the actual Debt Service for 1989 over the actual Debt Service for 1988, whichever results in the lower amount, and (C) for each calendar year subsequent to calendar year 1989, the Allowable Debt Service for the immediately preceding calendar year increased by 20% or increased by the percentage increase, if any, in the actual Debt Service for the subject calendar year over the actual Debt Service for the immediately preceding calendar year, whichever results in the lower amount.

      (b) The Company, upon its own initiative may, or shall upon receipt of written demand from the Participant or the Beneficiary, as the case may, designate a firm of public accountants, which may or may not be the firm of accountants regularly employed by the Company to verify the Company's determination of net profits of the Company, and to determine any question arising in the course of such verification not herein specifically provided for. The determination by such firm of public accountants shall be binding and conclusive. In computing net profits of the Company, the public accountants shall conform to the accounting procedures and practices of the Company as modified by the provisions of subparagraph (a) of this Section 10. A condition of the right to demand verification as aforesaid is that the person requesting verification shall reimburse the Company to the extent of one-half of the cost of the services of such public accountants, and, at the request of the Company and before the accountants shall have commenced the verification work, shall pay to the Company one-half of the cost of the services of the said accountants as estimated by them.

      11.(a) "Year of Service" means each consecutive period of 365 days the Participant is in the continuous employ of a member or members of the Employer Group. For purposes of this Section, "continuous employ of members of the Employer Group" means consecutive employment by members of the Employer Group without interruption by reason of self-employment or employment by a third party employer, except as provided in Section 11 (b)(ii) below.

      (b) A Participant shall be in the employ of the Employer regardless of absences by reason of:

            (i) sick leave, vacation leave, maternity leave or other special leave approved by the Employer which does not exceed 6 months, provided the Participant returns to work for the Employer not later than the expiration date of the authorized leave of absence; and

            (ii) time spent in the service of others at the request of, or with the approval of, the Employer, provided the Participant returns to work for the Employer within 15 days following cessation of work for such other party.

      12. "Salary" means the base salary paid by the Employer, excluding all other forms of compensation, such as bonuses, special awards, severance pay, contributions under benefit plans, and the compensatory elements of stock awards. The payroll records of the Employer shall be conclusive and binding on the Participant, the Beneficiary and the Employer as to the salary of the Participant. "One year's salary" shall mean the highest annual rate of salary at which the Participant was paid by the Employer at any time within five (5) years of the termination of the Participant's employment giving rise to the Company's obligation to make payments under Article IV hereof.

      13. "Salary Limitation" means the highest percentage of one year's salary, which may not exceed 50%, specified by the Company and communicated to the Participant in writing by the President, Chief Financial Officer or the Secretary of the Company.

      14. "Disability" means the inability of the Participant, by reason of physical condition, mental illness or accident, to perform substantially all of the duties of the position at which he was employed by the Employer when such disability commenced.

      15.  "Cause"  means  the   Participant's   misconduct   involving  willful
malfeasance, such as breach of trust, fraud or dishonesty.

      All determinations as to "Disability" or "Cause" shall be made by the Board of Directors of the Employer, after a hearing at which the Participant may be present, and the determination by the Board of Directors shall be final and conclusive.

III.  Employment Is Unrestricted.

      Nothing herein contained shall be deemed to give the Participant the right to remain in the employ of the Employer or to interfere with the right of the Employer to terminate the Participant's employment at any time, nor to give the Employer the right to require the Participant to remain in its employ or to interfere with the Participant's right to terminate employment at any time.

IV.   Compensation.

      1. In the event (a) the Participant dies while in the employ of the Employer, (b) the Employer determines, in the manner provided in Article II,
Section 14 hereof, that the Participant is disabled and the employment of the Participant is terminated by the Employer by reason of Disability, (c) the Participant, after 5 Years of Service, terminates his or her employment with the Employer for a reason other than to enter the employ of another member of the Employer Group or (d) the employment of the Participant is terminated by the Employer for a reason other than Cause, then upon the happening of any such event the Company, subject to all the terms and conditions hereof, shall become obligated to pay to the Participant, or to the Beneficiary if the obligation arises under (a) above, each year, for the number of consecutive calendar years determined in accordance with the schedule on page 8 hereof, an amount equal to the lesser of (i) the Salary

Limitation applied to one year's salary, or (ii) the Participation applied to the net profits of the Company for the calendar year immediately preceding the calendar year of payment, subject to adjustment as provided in Sections 2, 3 and 4 of this Article.

      2. If the employment of the Participant is terminated by reason of an event occurring under (c) of Section 1 of this Article and at the effective date of such termination the Participant has not accumulated 20 Years of Service, the annual payment the Participant would have been entitled to receive under said
Section 1 ("Proposed Payment") shall be reduced to an amount resulting from multiplying the Proposed Payment by a fraction the numerator of which is the Participant's Years of Service at the effective date of such termination and the denominator of which is 20. The Committee may, in its absolute discretion, waive this provision or reduce the number of the denominator in said fraction if it decides such action would be in the best interest of the Company and equitable to the Participant or the Beneficiary.

      3.(a) In the event of the Participant's death after the occurrence of an event described in (b), (c) or (d) of Section 1 of this Article and before the Participant has received payment(s) in respect of the total number of calendar years as to which the Company is obligated to make payment hereunder ("Payment Period"), the Company shall thereafter be obligated to make an annual payment to the Beneficiary during the Payment Period or the remainder thereof, as the case may be, equal to seventy five (75%) percent of the amount which the Company would have been obligated to pay to the Participant had the Participant lived to receive all payments.

      (b) In the event of the Participant's death while in the employ of the Employer, the Company shall be obligated to make an annual payment to the Beneficiary in the same manner and to the same extent as provided in (a) of this
Section 3.

      (c) The Company may, at any time and from time to time, seek to fund, in whole or in part, its obligation under this Section 3 by applying for insurance on the life of the Participant. The Participant shall, if requested in writing by the Company, undergo a physical examination for such purpose by medical examiners designated by the Company, and if the Participant should fail or refuse to undergo such physical examination the Company shall have the right to terminate its obligation under this Section 3 by giving written notice of such termination to the Participant.

      4. If during any period of twenty-four consecutive months assets of the Company are sold or otherwise disposed of having a value or aggregate value of thirty (30%) percent or more of the total assets of the Company as at the commencement date of said period ("Disposal Transaction"), then beginning with the calendar year in which the Disposal Transaction occurs the amount of the annual payments the Company may be obligated to make under the provisions of
Section 1 of this Article shall be the Salary Limitation applied to one year's salary. If the asset sold or disposed of is stock of a Subsidiary, the value of the total assets, not net assets, of the Subsidiary shall be used for purposes of this Section 4.

      5. The first calendar year of payment, if any, shall be the second calendar year following the calendar year in which the event that gave rise to the Company's obligation to pay occurred. If, however, such event is the death of the participant while in the employ of the Employer, the first calendar year of payment shall be the first calendar year following the calendar year in which the Participant's death occurred. Payment shall be made by the Company in each calendar year of payment during the first ninety (90) days of the subject calendar year.

------------------------------------------------------------------------------------------------------------------------------------
                                                                    YEARS OF SERVICE
                               1    2   3    4   5   6   7   8   9  10   11  12  13  14  15  16  17  18  19  20  21  22  23  24  25
                          30                             1   1   1   2    2
                          31                             1   1   1   2    2   2
                          32                             1   1   1   2    2   3
                          33                             1   1   2   2    2   3   3
                          34                             1   2   2   2    3   3   3   4
                          35                         1   1   2   2   3    3   3   4   4   4
                          36                         1   1   2   2   3    3   3   4   4   4   5
                          37                         1   1   2   3   3    4   4   4   5   5   5   6
                          38                         1   2   3   3   4    4   4   5   5   5   6   6   6
                          39                         1   2   3   3   4    4   4   5   5   5   6   6   6   7
                          40                     1   1   2   3   3   4    4   5   5   5   6   6   6   7   7   7
                          41                     1   1   2   3   4   4    4   5   5   5   6   6   6   7   7   7   8
                          42                     1   2   2   3   4   4    5   5   5   6   6   6   7   7   7   8   8   8
                          43                     1   2   2   3   4   5    5   5   6   6   6   7   7   7   8   8   8   9   9
                          44                     1   2   2   3   4   5    5   5   6   6   6   7   7   7   8   8   8   9   9   9
Age at Termination        45                 1   1   2   3   4   4   5    5   5   6   6   6   7   7   7   8   8   8   9   9   9  10
                          46                 1   1   2   3   4   4   5    5   6   6   6   7   7   7   8   8   8   9   9   9  10
                          47                 1   2   2   3   4   5   5    6   6   6   7   7   7   8   8   8   9   9   9  10
                          48                 1   2   3   4   5   5   6    6   6   7   7   7   8   8   8   9   9   9  10
                          49                 1   2   3   4   5   5   6    6   7   7   7   8   8   8   9   9   9  10
                          50            1    1   2   3   4   5   6   6    7   7   7   8   8   8   9   9   9  10
                          51            1    2   3   4   5   6   6   7    7   7   8   8   8   9   9   9  10
                          52            1    2   3   4   5   6   6   7    7   8   8   8   9   9   9  10
                          53            1    2   3   4   5   6   7   7    8   8   8   9   9   9  10
                          54            1    2   3   4   5   6   7   8    8   8   9   9   9  10
                          55   0    1   2    3   4   5   6   7   8   8    8   9   9   9  10
                          56   0    1   2    3   4   5   6   7   8   8    8   9   9   9  10
                          57   0    1   2    3   4   5   6   7   8   8    9   9   9  10
                          58   0    1   2    3   4   5   6   7   8   8    9   9   9  10
                          59   0    1   2    3   4   5   6   7   8   8    9   9  10
                          60   0    1   2    3   4   5   6   7   8   8    9   9  10
                      and up
------------------------------------------------------------------------------------------------------------------------------------

      6. The amount payable hereunder by the Company in respect of the Payment Period shall be reduced by the value of payments to be made following cessation of Participant's employment to the Participant, Beneficiary or other designee of the Participant pursuant to any other agreement or arrangement between the Participant and one or more members of the Employer Group ("Post-Employment
Payments"). For purposes hereof, Post-Employment Payments shall not include payments under (i) a pension, profit-sharing or savings plan which qualifies for favorable tax treatment under the United States Internal Revenue Code, (ii) a benefit plan for the payor's employees generally ("Employee Benefit Plan") (iii) a plan for the payor's executive officers approved by the Company that augments a benefit provided for in an Employee Benefit Plan, and (iv) an agreement financed, in whole or in part, by the Participant to the extent the payments are attributable to the financing provided by the Participant.

V. Company's Payment Obligation Conditional on Participant's Refraining from Competitive and Harmful Activities After Severance of Employment.

      It is a condition of the Company's obligation to make payments hereunder that from the date of the occurrence of an event described in (b), (c) or (d) of
Section 1 of Article IV hereof that shall have given rise to the obligation to pay and until the close of the last calendar year in respect of which the Participant may become entitled to receive payments hereunder:

      (a) that the Participant shall not, directly or indirectly, engage in, nor become employed by or otherwise associated with any persons or entities engaged in, business of the same nature as or competitive with the business engaged in, at the time of Participant's severance of employment, by the Participant's Employer ("Protected Business") in (i) the United States and (ii) any other country in which at the time of Participant's severance of employment the Employer holds, directly or indirectly, more than fifty percent (50%) of the voting stock or its equivalent of an entity engaged in the same or a related business as that of the Employer; and the Participant shall not make any financial investment, direct or indirect, in any sole proprietorship or entity engaged in the same business as that of the Employer at the time of Participant's severance of employment ("Protected investment"), provided nothing herein shall prohibit the purchase of less than a controlling interest in publicly traded securities of any such entity for bona fide investment only;

      (b) that the Participant shall not willfully engage in any activity which is harmful to the interest of the Company.

      The determination of (i) whether a business is of the same nature as, competitive with, or related to that of the Employer, (ii) whether any activity of a Participant is harmful to the interest of the Company, and (iii) whether the Participant has willfully engaged in such harmful activity, shall be made by the Board of Directors of the Company after a hearing at which the Participant shall be entitled to be present, and the determination by the Board of Directors shall be final and conclusive; and

      (c) Nothing herein prohibits or restricts the Participant from engaging in Protected Business in the related areas described in Subsection (a) above, making a Protected Investment, or willfully engaging in activity harmful to the interest of the Company (collectively "Activities"), and in the event the Participant chooses to engage in any of such Activities the Company's obligation to make payments hereunder shall forthwith terminate as to payments which might otherwise have become payable to the Participant in respect of the calendar year in which such Activity occurred and to the Participant or the Beneficiary in respect of all calendar years thereafter, but the Participant shall not be obligated to refund to the Company any payments theretofore paid to Participant hereunder. If requested in writing by the Company, the Participant shall, within 30 days after receipt of such request, advise the Company in writing whether the Participant has or has not engaged in such Activities for a specified calendar year, and the Company shall have no obligation to make a payment in respect of such calendar year until the Company has received such written advice from the Participant.

VI. Company's Payment Obligation Conditional On Participant's Availability for Advisory and Consultative Services after Severance of Employment.

      (a) It is a further condition of the Company's obligation to make payments hereunder that from the date of the occurrence of an event described in (b), (c) or (d) of Section 1 of Article IV hereof that shall have given rise to the obligation to pay and until the close of the last calendar year in respect of which the Participant may become entitled to receive payments hereunder, that the Participant, if not physically or mentally disabled, shall, as an independent contractor and upon not less than thirty (30) days prior written notice from the Company, make his or her services available to the Company for such periods of time as may be specified in the notice, as an advisor and consultant with respect to activities of the department or unit of the Employer's business to which the Participant was last assigned, provided, however, that the Participant shall not be obligated to make his or her services available (i) for more than sixty (60) days in the aggregate and for more than twenty (20) consecutive days in any one calendar year, and (ii) during the period December 15 through January 15. The Company shall reimburse the
Participant for reasonable traveling, transportation and living expenses necessarily incurred by the Participant while away from his or her regular place of residence in the performance of such advisory and consultative services for the Company.

      (b) In the event the Participant chooses not to render advisory and consultative services when requested by the Company as provided in Subsection
(a) above, the Company's obligation to make payments hereunder shall forthwith terminate as to payments which might otherwise have become payable to the Participant in respect of the calendar year in which such event occurred and to the Participant or the Beneficiary in respect of all calendar years thereafter, but the Participant shall not be obligated to refund to the Company any payments theretofore paid to Participant hereunder.

VII.  Prepayments.

      Following the occurrence of an event described in Section 1 of Article IV hereof, the Company may, at any time and from time to time, make a prepayment, in whole or in part, of its obligation hereunder in respect of any one or more calendar years and any such prepayment shall be irrevocable and non-refundable.

VIII. Participant's   and   Beneficiary's   Rights   Hereunder   Are   Personal,
      Nonassignable and Nontransferable.

      1. The right of the Participant or Beneficiary to receive payments hereunder is personal, non-assignable and non-transferable by operation of law or otherwise. The word "otherwise" in the preceding sentence shall include, without limitation, any execution, levy, garnishment, attachment or seizure by any other legal process.

      2. If at the time the Company is to make a payment to the Participant or a Beneficiary hereunder the Participant or Beneficiary is not entitled to receive such payment by reason of non-compliance with the provisions of Section 1 of this Article, the obligation of the Company to make such payment shall forthwith terminate.

IX.   Designation and Identity of Beneficiary.

      1. The Participant may designate a Beneficiary by signing, dating and filing with the Secretary of the Company a written instrument setting forth the name(s) and address(es) of the Beneficiary, and if the Beneficiary be more than one person or entity, describing the allocation of the payment benefit among them. The Participant may change his or her designation of a Beneficiary and thereby revoke a prior designation of a Beneficiary at any time and from time to time by filing a new such written instrument with the Secretary. The Beneficiary named in the last unrevoked designation of Beneficiary so filed by the Participant prior to his or her death shall be the Beneficiary for purposes of this Agreement. In the absence of a designation of Beneficiary by the Participant, or in the event the last written designation of Beneficiary on file with the

Secretary has been revoked by the Participant, the Beneficiary shall be as described in Section 8 of Article II of this Agreement.

      2. It is a condition of the Company's obligation to make payments to the Beneficiary hereunder that (a) in making payments the Company may, in its sole and absolute discretion, rely upon signed, written declarations, verifying the identity of a Beneficiary filed with the Secretary of the Company by a person or entity claiming to be such Beneficiary; (b) any payment made by the Company in good faith to any claimant, whether or not such declarations shall have been filed with the Company, shall pro tanto, discharge any obligation the Company might otherwise have to make payment to any and all other actual or possible claimants; (c) any person or entity claiming to be entitled to receive payments hereunder following the death of the Participant shall have recourse only against the person or entity to whom the Company shall have made payment in good faith; and (d) in the event the Company, on advice of counsel, delays payment of any sums becoming due to a Beneficiary by reason of a dispute as to the legitimacy of the claim of such Beneficiary, no interest, penalty or damage shall accrue, become payable by or be assessed against the Company by reason of such delay in payment.

X.    Payment to Minors.

      Any payment to be made by the Company to a person under the age of twenty-one (21) years may be made to such person or to a guardian of the property of such person or to a parent of such person as the Company may, in its sole and absolute discretion, determine. As to any payment becoming due or payable to a person under the age of twenty-one (21) years, the Company may defer such payment until the Company has received notice of the appointment and qualification of a guardian of the property of such person, and no interest, penalty or damage shall accrue, become payable by or be assessed against the Company by reason of such delay in payment.

XI.   Miscellaneous Provisions.

      1. An act or determination by the Board of Directors of the Company or the Employer may be made by a committee of directors, number not less than three, appointed by the Board for such purpose.

      2. Notices shall be sent by registered or certified mail, return receipt requested, to the Participant at the Participant's last address on file with his or her Employer or to such other address as may hereafter be designated by the Participant to the Company, and to the Beneficiary at the address listed in the latest written designation of beneficiary filed with the Company by the Participant or to such other address as may hereafter be designated by the Beneficiary to the Company subsequent to the death of the Participant.

      3. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of any right hereunder, nor shall it deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      4. This Agreement sets forth the entire understanding of the parties in respect of the subject matter hereof, superseding, and evidencing and confirming the termination of, any and all prior agreements, arrangements or understandings between the parties relating to such subject matter, and neither party has relied on any representations of the other party except as expressly set forth herein. This Agreement may be amended only by a written instrument signed by both parties.

      5. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, and is subject to all applicable federal, state and municipal laws and regulations now or hereafter in force.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                                      /s/ Kenneth R. Kaess
                                                   -----------------------------
                                                          Kenneth R. Kaess

                                                   Omnicom Group Inc.

                                                   By /s/ John Wren
                                                      --------------------------
                                                      President  and
                                                      Chief Executive Officer

      Name of Participant:          Kenneth R. Kaess

      Date of Birth:                7/30/54

      Date First Commenced Service: 7/20/83

      Name of Employer:             DDB Needham Worldwide Inc.